UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 17, 2022

Date of report (date of earliest event reported)

SP Plus Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On May 17, 2022, SP Plus Corporation (“SP” or the “Company”) issued a press release announcing its new stock repurchase authorization, as discussed under item 8.01 below. A copy of SP’s press release is attached hereto as Exhibit 99 and is hereby incorporated by reference.

Item 8.01. Other Events.

On May 12, 2022, the Company’s Board of Directors voted to terminate all remaining authorizations and approved a new stock repurchase authorization granting the Company authority to repurchase up to $60.0 million in common stock.

The Company’s stock purchase programs do not obligate the Company to acquire any particular dollar amount or number of shares or to acquire shares on any particular timetable, and the programs may be suspended at any time at the Company’s discretion. The Company will make any repurchases of shares under the programs on the open market, which may include repurchases pursuant to Rule 10b5-1 trading plans, at times and prices considered appropriate, from time to time at the discretion of the Company, and subject to its assessment of alternative uses of capital, stock trading price, general market conditions, applicable legal and regulatory requirements and other relevant factors.

Item 9.01. Financial Statements and Exhibits.

99	Press release, dated May 17, 2022, issued by the Company (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP Plus Corporation

Date: May 17, 2022	By:	/s/ KRISTOPHER H. ROY
Kristopher H. Roy
Chief Financial Officer